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                                                                    Exhibit 11.1


                             NATIONAL REALTY, L.P.
                         A DELAWARE LIMITED PARTNERSHIP
                        Computation of Earnings Per Unit



                                                                     Three Months Ended
                                                                           March 31,
                                                              -----------------------------------
                                                                   1994                 1993
                                                              --------------      ---------------
                                                                    (dollars in thousands,
                                                                       except per unit)
(Loss) before extraordinary gain...................           $       (1,070)     $        (1,362)

 Less - General Partner's 1.99% Interest...........                      (21)                 (27)
                                                              --------------      ---------------

(Loss) before extraordinary gain allocable to
 Limited Partners..................................           $       (1,049)     $        (1,335)
                                                              ==============      ===============



Extraordinary gain.................................           $          -        $         9,046

 Less - General Partner's 1.99% Interest...........                      -                    180
                                                              --------------      ---------------

Extraordinary gain allocable to Limited Partners...           $          -        $         8,866
                                                              ==============      ===============



Net income (loss)..................................           $       (1,070)     $         7,684

 Less - General Partner's 1.99% Interest...........                      (21)                 153
                                                              --------------      ---------------

Net income (loss) allocable to Limited Partner.....           $       (1,049)     $         7,531
                                                              ==============      ===============



Earnings Per Unit
 Income (loss) before extraordinary gain...........           $         (.49)     $          (.58)

 Extraordinary gain................................                      -                   3.83
                                                              --------------      ---------------

 Net income (loss).................................           $         (.49)     $          3.25
                                                              ==============      ===============

Weighted average units of limited partner interest
 used in computing earnings per unit...............                2,139,607            2,314,816
                                                              ==============      ===============





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